Exhibit 10.1

FIRST AMENDMENT TO

SORT SERVICES AGREEMENT

THIS FIRST AMENDMENT is made effective the 9th day of April, 2012 (the “Effective Date”) by and between SPANSION LLC, having its principal place of business at 915 DeGuigne Drive, Sunnyvale, California, 94088-3453 (hereinafter referred to as “Spansion”), and ChipMOS Technologies Inc., having its principal place of business at No. 1 R&D Rd. 1 Hsinchu Science Park, Hsinchu, Taiwan R.O.C. (hereinafter called “ChipMOS”).

RECITALS

WHEREAS, Spansion and ChipMOS wish to modify the Sort Services Agreement dated April 9th, 2010, between the parties hereto, and as amended (hereinafter the “Agreement”), in order to effect a change in the terms of the Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants of the parties, it is agreed that the Agreement shall be modified as follows:

1. Section 17(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“(a) The term of this Agreement shall begin on the Effective Date and shall last for four (4) years unless sooner terminated by Spansion or Supplier as provided herein or extended by the agreement of both parties.”

The parties agree that except as amended in the manner specified above, all remaining provisions of the Agreement shall continue in full force and effect.

THIS FIRST AMENDMENT has been signed by the duly-authorized representatives of the parties (or their designees) in two identical copies of which each party has taken one.

ChipMOS Technologies Inc.	SPANSION LLC

Authorized Signature	Authorized Signature

S. J. Cheng
Name	Name	Rajeev Kathuria
Vice President
Chairman		Global Supply Management

Title	Title

6/04/2012	5/30/2012
Date	Date

CONFIDENTIAL